UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2016

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Common Stock Offering

On December 19, 2016, Plug Power Inc. (the “Company”) entered into an underwriting agreement (the “Common Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), related to the underwritten registered offering (the “Common Offering”) of an aggregate of 10,400,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants to purchase 3,120,000 shares of Common Stock (the “Common Warrants” and, together with the above referenced shares of Common Stock, the “Common Offering Securities”).  Each share of Common Stock in the Common Offering is being sold together with 0.3 of a Common Warrant, at a price of $1.25 per combination, and the Underwriter will purchase such securities from the Company at a discounted price of $1.1875 per combination, representing a five percent (5.0%) discount to the public offering price.

The Common Offering is expected to close on December 22, 2016, subject to the satisfaction of customary closing conditions.  The net proceeds to the Company are expected to be approximately $11.9 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company.  The Common Offering is being made pursuant to a prospectus supplement, dated December 19, 2016 and related prospectus, dated December 9, 2016, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-214737).

The Common Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Warrants

The terms and conditions of the Common Warrants sold pursuant to the Common Underwriting Agreement are set forth in the form of Warrant attached as Exhibit 4.1 hereto. Each full Common Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to $1.50 per share. The Common Warrants will be exercisable during the period commencing on the six-month anniversary of the date of original issuance and ending on five years thereafter, the expiration date of the Common Warrants.  Subject to limited exceptions, a holder of the Common Warrants will not have the right to exercise any portion of such securities if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of the Company’s Common Stock outstanding immediately after the exercise. The Common Warrants holder is entitled, by giving notice to the Company, to increase the limit up to 9.99%. The exercise price of the Common Warrants will be subject to adjustment upon certain corporate events, certain combinations, consolidations, liquidations, mergers, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits, a sale of all or substantially all of the Company’s assets and certain other events.

In addition, in the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity in which the Company is not the surviving entity or the Company’s stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the Common Stock, then upon any subsequent exercise of a Common Warrant the holder shall have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the same amount and kind of securities, cash or property the number of shares Common Stock or other equity securities of the successor or acquiring corporation, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction that is also a “Change of Control”, as described in the Common Warrants, then the Company or the successor entity shall acquire at the holder’s option, exercisable at any time within 30 business days after the consummation of such fundamental transaction, such holder’s Common Warrants for, at the option of the Company, either (i) Common Stock (or qualifying securities of the successor entity) valued at the value of the consideration received by the shareholders in such Change of Control or (ii) cash, in an amount of cash equal to the value of the warrant (as of the effective date of such Change of Control) as determined in accordance with the Black Scholes option pricing model.

The holders must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Common Warrants. If, however, a registration statement relating to the issuance of the shares underlying the Common Warrants is not then effective or available, then the Common Warrants may be exercised on a “net” or “cashless” basis. No fractional shares of Common Stock will be issued in connection with the exercise of a Common Warrant. Instead, the number of shares of Common Stock to be issued will be rounded to the nearest whole number.

The Common Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Common Underwriting Agreement were made only for purposes of the Common Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Common Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Common Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Offering Securities in the Common Offering is attached as Exhibit 5.1 hereto.  A copy of the Common Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Common Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Preferred Stock Offering

On December 19, 2016, the Company entered into an underwriting agreement (the “Preferred Underwriting Agreement”) with the Underwriter, related to the underwritten registered offering (the “Preferred Offering”) of an aggregate of 18,500 shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) and warrants to purchase 7,381,500 shares of Common Stock (the “Preferred Warrants and, together with the Series D Preferred Stock, the “Preferred Offering Securities”).  Each share of Series D Preferred Stock is being sold together with 399 Preferred Warrants, at a price of $920 per combination and the Underwriter will purchase such securities from the Company at a discounted price of $874.00 per combination, representing a five percent (5.0%) discount to the offering price.

The Preferred Offering is expected to close on December 22, 2016, subject to the satisfaction of customary closing conditions.  The net proceeds to the Company are expected to be approximately $15.7 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company.  The Preferred Offering is being made pursuant to a prospectus supplement, dated December 19, 2016 and related prospectus, dated December 9, 2016, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-214737).

The Preferred Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The terms and conditions of the Preferred Warrants sold pursuant to the Preferred Underwriting Agreement are identical to the Common Warrants, and are set forth in the form of Warrant attached as Exhibit 4.1 hereto.

Series D Convertible Preferred Stock

General.    We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors, without further stockholder approval. Our Board of Directors has created out of the authorized and unissued shares of our preferred stock a series of preferred stock designated as the Series D Convertible Preferred Stock, comprising up to 18,500 shares of Series D Preferred Stock (the “Preferred Shares”).

Stated Value.    Each share of Series D Preferred Stock will be issued with an initial Stated Value of $1,000 per share (the “Stated Value”). The Stated Value is subject to reduction upon voluntary or scheduled redemptions or conversions as described in more detail below.

Maturity Date.    The maturity date of the Series D Preferred Stock will be December 22, 2017, unless extended at the option of the Holder of the Preferred Shares.

Ranking.    Except for our Series C Redeemable Convertible Preferred Stock, which shall rank senior to the Series D Preferred Stock as to dividends, distributions and payments upon our liquidation, dissolution and winding up, and subject to the issuance of capital stock that is of senior or pari-passu rank to the Preferred Shares, all shares of our capital stock, including our common stock, shall be junior in rank to all Preferred Shares with respect to dividends, distributions and payments upon our liquidation, dissolution and winding up or any capital stock that has a maturity date or other date requiring redemption or repayment prior to the maturity date of the Preferred Stock. Without the prior express written consent of the holders of a majority of the Preferred Shares then outstanding, we may not authorize or issue capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of dividends, distributions and payments upon our liquidation, dissolution and winding up. In the event of our merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative powers, rights, designations, privileges and preferences..

Dividends.    Holders of the Preferred Shares are not entitled to receive dividends except in connection with certain purchase rights and other corporate events, as described in the certificate of designations, or in connection with certain distributions of assets, as described in the certificate of designations, or as, when and if declared by the Board of Directors acting in its sole and absolute discretion.

Voting Rights.  Holders of Preferred Shares shall have no voting rights, except on matters required by law or under the certificate of designations to be submitted to a class vote of the holders of the Preferred Shares. Except where a greater vote is required by law or by another provision of our Certificate of Incorporation, without first obtaining the affirmative vote or consent of holders of at least a majority of the Preferred Shares then outstanding, voting together as a single class, we may not: (a) amend or repeal our Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares under the certificate of designations, regardless of whether any such action shall be by means of amendment to our Certificate of Incorporation or by merger, consolidation or otherwise; (b) other than as provided under the certificate of designations increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of preferred stock ranking senior to or pari passu with the Preferred Shares; (d) purchase, repurchase or redeem any shares of capital stock, including the common stock, ranking junior to the Preferred Shares (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) pay dividends or make any other distribution on any shares of our capital stock, including the common stock, that rank junior to the Preferred Shares; (f) issue any Preferred Shares other than as contemplated hereby; or (g) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares under the certificate of designations.

Covenants.

•The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto.

•The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as could not reasonably be expected to result in a Material Adverse Effect.

•The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, except as could not reasonably be expected to result in a Material Adverse Effect.

•The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

•The Company shall maintain, and cause each of its Significant Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated except as could not reasonably be expected to result in a Material Adverse Effect.

•The Company shall not, directly or indirectly, without the prior written consent of the Required Holders of the Preferred Shares then outstanding, incur Indebtedness or enter into any other agreement, contract or understanding if such Indebtedness, agreement, contract or understanding prohibits the Company from making any cash redemptions of the Preferred Shares or cash payments on or in respect of the Preferred Shares; provided that no prior consent will be required for Indebtedness the terms of which (a) permit such redemptions and payments in an aggregate amount equal to the lesser of (i) $20,000,000 and (ii) the product of (A)1.25 multiplied by (B) the aggregate Stated Value of the Preferred Shares outstanding as of the relevant measurement so long as no default or event of default has occurred and is continuing under such Indebtedness, or (b) prohibit such redemptions or payments solely if a default or event of default has occurred and is continuing under such

Indebtedness, agreement, contract or understanding.

Optional Installment Conversion or Redemption by the Company.    Commencing on January 31, 2017 and on the last business day of each month thereafter through the maturity date (each an “Installment Date”), provided that all Equity Conditions (as defined below) have been satisfied, we will convert from the Holders of the Preferred Shares, an amount equal to the aggregate Stated Value of 1,850 Preferred Shares (as such amount may be reduced by earlier conversion, redemption or otherwise, the “Installment Amount”) by converting the Installment Amount into shares of our common stock (an “Installment Conversion”); provided, however, that we may instead, at our option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount for cash (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as we convert and/or redeem all of the outstanding applicable Installment Amount on the applicable Installment Date.

In the event of an Installment Conversion, we will convert the applicable Installment Amount of the Preferred Shares (such amount to be converted, the “Installment Conversion Amount”) at the greater of (x) $0.40 (the “Floor Price”) and (y) the lowest of (i) the Conversion Price then in effect and (ii) 88% of the average volume weighted average price (“VWAP”) of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the applicable Installment Date (the “Installment Conversion Price”). If the Equity Conditions are not satisfied at any time after notice of an Installment Conversion and prior to the applicable Installment Date, then any Holder may require us to do any one or more of the following: (A) we will redeem all or any part designated by the Holder of the applicable Installment Conversion Amount at 125% of such designated portion of the Installment Conversion Amount, and/or (B) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which such Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which such Holder delivers a conversion notice relating thereto as if such date was an Installment Date.

In the event of an Installment Redemption, we will redeem for cash the applicable Installment Amount (such amount to be redeemed, the “Installment Redemption Amount”) on the applicable Installment Date. If we fail to redeem the Installment Redemption Amount on the applicable Installment Date by payment of the applicable redemption price, then at the option of the Holder, the Holder may require us to convert all or any part of the Installment Redemption Amount or void the redemption. If the Holder elects to convert, the conversion is at the greater of (x) the Floor Price and (y) the lowest of (i) the Conversion Price then in effect and (ii) 88% of the average VWAP of the Common Stock for the three (3) lowest trading days during the seven (7) consecutive trading day period immediately prior to the date that Holder provides notice of such election. If the Holder elects to void the redemption, the Additional Amount (as described in the certificate of designations) of the applicable Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption is voided, (B) the greater of (x) the Floor Price and (y) 85% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 85% of the average five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period specified in the certificate of designations.

Subject to certain limitations described in the certificate of designations, each Holder will have the right to defer all or any portion of any Installment Amount to a later or earlier Installment Date, as applicable.

The term “Equity Conditions” means, with respect to any given date of determination: (i) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the common stock (including all shares of common stock issued or issuable upon conversion of the Preferred Shares and exercise of the Warrants) is listed or designated for quotation (as applicable) on the NASDAQ Capital Market or on one of several named alternative exchanges; (ii) during the Equity Conditions Measuring Period, we shall have delivered common stock upon conversion of the Preferred Shares on a timely basis; (iii) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount (as defined below) being redeemed in the event requiring this determination) may be issued in full without violating the limitation on beneficial ownership or the rules or regulations of the NASDAQ Capital Market; (iv) any shares of common stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth in the certificate of designations)) may be issued in full without violating the rules or regulations of the stock exchange on which the common stock is then listed; (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended fundamental transaction (as described in the certificate of designations) shall have occurred which has not been abandoned, terminated or consummated; (vi) none of the Holders shall be in possession of any material, non-public information provided to any of them by us or any of our subsidiaries or any of our respective affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period we otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any transaction document, including, without limitation, we shall not have failed to timely make any payment pursuant to any transaction document; (viii) during the Equity Conditions Failure Period (as described in the certificate of designations), (A) the average VWAP of the common stock fails to exceed $0.50 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions involving the common stock)

or (B) the average aggregate daily dollar trading volume of the common stock on the Nasdaq Capital Market fails to be more than $200,000; (ix) on the applicable date of determination (A) no Authorized Share Failure (as described in the certificate of designations) shall exist or be continuing and 100% of the sum of (I) the maximum number of shares of common stock then issuable upon conversion of the Preferred Shares (without regard to any limitations on conversion) and (II) the maximum number of shares of common stock issuable upon exercise of the Warrants (without regard to any limitations on exercise) are available under our certificate of incorporation and reserved to be issued pursuant to the certificate of designations and the Warrants, as applicable, and (B) all shares of common stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xi) the Installment Conversion price is not determined by the Floor Price; or (xii) the shares of common stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on the NASDAQ Capital Market or on one of several named alternative exchanges.

Optional Conversion by the Holders.    At any time following the issuance of the Preferred Shares, each holder of the Preferred Shares shall be entitled to convert any whole number of Preferred Shares, into fully paid and nonassessable shares of common stock. The number of shares of common stock issuable upon conversion of each Preferred Share shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

The “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the Stated Value, plus any declared and unpaid dividends and late charges as provided in the certificate of designations. The “Conversion Price” means $1.55, with respect to each Preferred Share, as of any Conversion Date or other date of determination, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or similar transactions involving our common stock. No fractional shares of common stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of common stock to be issued will be rounded to the nearest whole number.

The conversion of Preferred Shares is governed by the terms set out in the certificate of designations. In the event we fail to timely deliver common stock on conversion by a Holder, and after the delivery deadline such Holder purchases shares of our common stock to deliver in satisfaction of a sale by that Holder, we will be required to either pay cash to the Holder in an amount representing its total purchase price for those shares (including commissions and expenses) in lieu of delivering the shares of common stock on conversion, or (at the Holder’s election) deliver shares of common stock plus an amount in cash representing the difference between the Holder’s purchase price for the shares it purchased and the number of shares issued upon conversion multiplied by the VWAP of our common stock on the conversion date.

None of the above limits the right that holders of the Preferred Shares have to require us to repurchase the Preferred Shares.

Mandatory Conversion.  We have the right, provided that no Equity Conditions Failure exists, to require each Holder of Preferred Shares to convert all or any number of the Preferred Shares held by such Holder (treating all Holders on a proportionate basis) at the Conversion Rate if the closing sale price of our common stock equals at least 200% of the Conversion Price for twenty (20) consecutive trading days.

Holder Optional Redemption after Maturity Date.  At any time from and after the tenth (10) business day prior to the Maturity Date, any Holder may require us to redeem (a “Maturity Redemption”) all or any number of Preferred Shares held by such Holder at a purchase price equal to 100% of the Conversion Amount of such Preferred Shares (the “Maturity Redemption Price”) by delivery of written notice thereof (the “Maturity Redemption Notice”) to us.  The Maturity Redemption Notice must state the date that we are required to pay to such Holder such Maturity Redemption Price (the “Maturity Redemption Date”), which date may be no earlier than ten (10) business days following the date of delivery of such Maturity Redemption Notice.  Such Maturity Redemptions will be conducted in accordance with the redemption provisions contained in the certificate of designations.

Redemption/Conversion Option of the Holders upon a Triggering Event.    In addition to all other rights of the Holders contained in the certificate of designations, after a Triggering Event (as described below), each Holder will have the right, at such Holder’s option, to require us to redeem and/or convert all or a portion of such Holder’s Preferred Shares. Any such Triggering Event redemption would be at a price per Preferred Share equal to the greater of (i) 120% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers notice of the redemption multiplied by (B) 120% of the greatest closing sale price of the common stock on any trading day during the period specified in the certificate of designations. Any such Triggering Event conversion would be at a conversion rate equal to the quotient of (i) 120% of the Conversion Amount divided by (ii) the lower of (A) the applicable Conversion Price in effect on the trading day immediately preceding the notice of conversion and (B) the greater of (1) $0.50 and (2) 85% of the lowest VWAP of the common stock on any trading day during the period specified in the certificate of designations.

If we fail to redeem the required Preferred Shares in any Triggering Event Redemption on the applicable redemption date by payment of the applicable redemption price, then at the Holder shall have the option to require us to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable redemption price has not been paid. In each case (i) the Additional Amount (as described in the certificate of designations) of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable redemption price minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (ii) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable redemption notice is voided, (B) the greater of (x) the Floor Price and (y) 85% of the lowest closing bid price of the common stock during the period described in the certificate of designations and (C) the greater of (x) the Floor Price and (y) 85% of the average of the five (5) lowest VWAPs of the common stock during the twenty (20) consecutive trading day period ending immediately prior to the applicable conversion date.

A “Triggering Event” shall be deemed to have occurred upon any of the following events, among other events described in the certificate of designations:

(i)  any of the Preferred Shares or shares of common stock issuable upon conversion of the Preferred Shares are not freely tradable under Rule 144 of the Securities Act without restriction;

(ii)  the suspension from trading or failure of the common stock to be listed on the NASDAQ Capital Market (or other eligible market as specified in the certificate of designations) for a period of five (5) consecutive trading days;

(iii)  (A) our failure on two or more occasions to timely deliver the required number of shares of common stock after any applicable conversion date or (B) our notice, written or oral, to any Holder of our intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of common stock that is tendered;

(iv)  our failure to pay to the Holder any amounts when and as due pursuant to the certificate of designations or any other transaction document;

(v)  specified voluntary or involuntary events involving bankruptcy, insolvency, decrees or orders for relief under bankruptcy, insolvency, reorganization and similar laws, the appointment of a custodian, receiver or similar official, an order for the winding up or liquidation of our affairs, commencement by us of a voluntary case or proceeding under bankruptcy or similar laws, making an assignment for the benefit of creditors, and similar voluntary or involuntary events enumerated in the certificate of designations (in the case of involuntary events, and such events are not dismissed within 60 days); or

(vi)  we breach any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of five (5) consecutive trading days.

Redemption Right of the Holders Upon a Change of Control.    In the event of a fundamental transaction, as described in the certificate of designations, generally including, among other transactions, any merger with or into another entity in which we are not the surviving entity or our stockholders immediately prior to such merger or consolidation do not own at least 50% of the outstanding voting securities of the surviving entity, or a sale of all or substantially all of our assets, each Holder will have the right, at such Holder’s option, to require us to redeem all or a portion of such Holder’s Preferred Shares. Any such Change of Control redemption would be at a price per Preferred Share equal to 125% of the greatest of (i) the Conversion Amount being redeemed, (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (1) the greatest closing sale price of the common stock during the period specified in the certificate of designations by (2) the Conversion Price, and (iii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to holders of the common stock upon consummation of such Change of Control by (2) the Conversion Price.

Fundamental Transactions.    We will not enter into a “fundamental transaction” unless the successor assumes our obligations under the certificate of designations and the warrants to purchase common stock issued in the Preferred Offering and the successor entity or its parent is a publicly traded corporation whose common stock is quoted on or listed for trading on one of the stock exchanges described in the certificate of designations. Upon the occurrence of a fundamental transaction, the successor entity will succeed to our obligations.

Limitation on Beneficial Ownership.    We will not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, such Holder (together with its affiliates and certain attributable parties) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of our common stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing, the number of shares of common stock beneficially owned by a Holder and its affiliates and attributable parties shall include the number of shares of common stock issuable upon conversion of the Preferred Shares with respect to which the determination is being made, but shall exclude the number of shares of common stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of its affiliates or attributable parties and (B) exercise or conversion of the unexercised or unconverted portion of any other of our securities (including, without limitation, the Warrants) beneficially owned by such Holder or any of its affiliates or attributable parties subject to a limitation on conversion or exercise analogous to the limitation contained in the certificate of designations. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to us, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to us, and (ii) any such increase or decrease will apply only to the Holder providing such written notice to its affiliates and not to any other Holder.

Exchange Cap.  We may not issue any shares of common stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of the Series D Certificate of Designations if the issuance of such shares of common stock would, together with the shares of Common Stock issued in the Common Offering, exceed the aggregate number of shares of common stock which we may issue upon exercise or conversion (as the case may be) of the Preferred Shares without breaching our obligations under the rules of the Nasdaq Capital Market, unless we obtain the approval of our stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of shares of Common Stock in excess of such amount.

Reservation of Shares Issuable Upon Conversion.    So long as any Preferred Shares remain outstanding, we will be required to all times reserve at least 140% of the number of shares of common stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding (without regard to any limitations on conversions and assuming the Preferred Shares remain outstanding until the maturity date).

Liquidation Preference.    In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us or our subsidiaries, the assets of which constitute all or substantially all of the assets of our business and that of our subsidiaries taken as a whole, in a single transaction or series of transactions (a “liquidation event”), the Holders shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders, after any amount (including the Series C Liquidation Amount) that is required to be paid to our Series C Preferred Stock and before any amount shall be paid to the holders of any of capital stock ranking junior to the Preferred Shares, but pari passu with any capital stock then outstanding that ranks pari passu with the Preferred Shares, an amount per Preferred Share equal to the greater of (A) 125% of the Conversion Amount thereof on the date of such payment and (B) the amount per share such Holder would receive if such Holder converted such Preferred Shares into common stock immediately prior to the date of such payment.

Transfer of Shares.  A Holder may transfer some or all of its Preferred Shares, except that no Preferred Shares may be sold or transferred other than to a U.S. person as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Transfer Agent and Registrar.  The transfer agent and registrar for our Preferred Shares is Broadridge Corporate Issuer Solutions, Inc. the transfer agent and registrar's address is 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania, 19103.

A copy of the Certificate of Designations for the Series D Convertible Preferred Stock is attached as Exhibit 3.1 hereto. The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

The Preferred Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Common Underwriting Agreement were made only for purposes of the Preferred Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Preferred Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Preferred Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Preferred Offering Securities in the Preferred Offering is attached as Exhibit 5.2 hereto.  A copy of the Preferred Underwriting Agreement is filed herewith as Exhibit 1.2 and is incorporated herein by reference.  The foregoing description of the Preferred Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

On December 19, 2016, the Company issued a press release announcing the pricing of the Common Offering and the Preferred Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03.                                        Material Modification to Rights of Security Holders.

In connection with and prior to entering into the Common Underwriting Agreement and the Preferred Underwriting Agreement, on December 19, 2016, the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent (“Broadridge”), entered into an Amendment No. 6 (the “Amendment”) to Shareholders Rights Agreement, dated as of June 23, 2009 (as amended by Amendment No. 1 to Shareholder Rights Agreement, dated as of May 6, 2011, Amendment No. 2 to Shareholder Rights Agreement, dated March 16, 2012, Amendment No. 3 to Shareholder Rights Agreement, dated March 23, 2012, Amendment No. 4 to Shareholder Rights Agreement dated February 11, 2013, and Amendment No. 5 to Shareholder Rights Agreement, dated May 8, 2013, the “Rights Agreement”), between the Company and Broadridge.  The Amendment amends the definition of “Acquiring Person” to allow Tech Opportunities LLC and its affiliates or associates to acquire (i) Common Stock and Common Warrants, and the shares of Common Stock of the Company underlying such Common Warrants, through the Common Offering, and (ii) shares of Series D Preferred Stock and Common Warrants, and the shares of Common Stock of the Company underlying such Common Warrants, through the Preferred Offering, without triggering the rights under the Rights Agreement.  If Tech Opportunities LLC becomes the beneficial owner of 15% or more of the shares of Common Stock and at such time Tech Opportunities LLC is or is deemed to be the beneficial owner of any shares of Common Stock other than by virtue of owning shares of Common Stock, Series D Preferred Stock, Common Warrants acquired through the Common Offering or the Preferred Offering and any shares of Common Stock acquired upon conversion, exercise or redemption thereof or any dividends payable or paid-in-kind, then Tech Opportunities LLC will be deemed an “Acquiring Person” under the Rights Agreement.

The foregoing summary is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 5.01                                           Amendments to Articles of Incorporation or Bylaws

On December 21, 2016 the Company filed a Certificate of Designations of Series D Convertible Preferred Stock with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series D Preferred Stock, as described herein under the heading “Series D Convertible Preferred Stock,” which description is hereby incorporated into this Item 5.01 by reference.  A copy of the Certificate of Designations is attached hereto as Exhibit 3.1.

A copy of the Certificate of Designations for the Series D Convertible Preferred Stock is attached as Exhibit 3.1 hereto. The foregoing description does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 8.01                                           Existing Warrant Dilution

On January 15, 2014 the Company issued a warrant to acquire 4,000,000 shares of common stock (the “Adjustable Warrant”). Pursuant to the terms of the Adjustable Warrant, if securities are sold a price below the current exercise price of the Adjustable Warrant, the Adjustable Warrant's exercise price will adjust to equal the issuance price of such securities.  Under the terms of the warrants sold in the Common Offering and the Preferred Offering, the Adjustable Warrant is expected to adjust to an exercise price of less than $1.00 per share, and may be significantly less than $1.00 per share.

Item 9.01.  Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated as of December 19, 2016 by and between Plug Power Inc. and Oppenheimer & Co.

1.2	Underwriting Agreement dated as of December 19, 2016 by and between Plug Power Inc. and Oppenheimer & Co.

3.1	Certificate of Designations of Series D Convertible Preferred Stock of Plug Power Inc.

4.1	Form of Warrant

4.2

Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.7 from the Company’s Current Report on Form 8-A/A filed with the SEC on December 19, 2016)

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.2)

99.1	Press release of Plug Power Inc. issued December 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: December 21, 2016	By:	/s/ Paul Middleton
Paul Middleton,
Chief Financial Officer.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated as of December 19, 2016 by and between Plug Power Inc. and Oppenheimer & Co.

1.2	Underwriting Agreement dated as of December 19, 2016 by and between Plug Power Inc. and Oppenheimer & Co.

3.1	Certificate of Designations of Series D Convertible Preferred Stock of Plug Power Inc.

4.1	Form of Warrant

4.2

Amendment No. 6, effective as of December 19, 2016, to Shareholder Rights Agreement by and between Plug Power Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.7 from the Company’s Current Report on Form 8-A/A filed with the SEC on December 19, 2016)

5.1	Opinion of Goodwin Procter LLP

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (contained in Exhibit 5.2)

99.1	Press release of Plug Power Inc. issued December 19, 2016